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                                                EXHIBIT 23(b)


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
          -----------------------------------------

Household International, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 relating to the offering of up to 2,000,000 shares of Household International, Inc. Common Stock, to be filed with the Securities and Exchange Commission on or about April 19, 1995, of our report dated February 3, 1995, included in Household International's Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
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Chicago, Illinois,
April 19, 1995